Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for First Quarter of Fiscal 2010
Strong product sales drive record revenue up 9 percent sequentially, 15 percent year-over-year
SEATTLE, WA—January 20, 2010— For the first quarter of fiscal 2010, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $191.2 million, up 9.2 percent from $175.1 million in the prior quarter and 15.5 percent from $165.6 million in the first quarter of fiscal 2009.
GAAP net income was $29.3 million ($0.36 per diluted share), compared to $28.4 million ($0.36 per diluted share) in the prior quarter and $21.4 million ($0.27 per diluted share) in the first quarter a year ago.
Excluding the impact of stock-based compensation net of tax, non-GAAP net income was $41.4 million ($0.52 per diluted share), compared to $40.0 million ($0.50 per diluted share) in the prior quarter and $32.3 million ($0.40 per diluted share) in the first quarter of fiscal 2009.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“For the second quarter in a row, strong product sales continued to drive our top-line growth,” said John McAdam, F5 president and chief executive officer. “During the first quarter, F5’s product revenue grew 9.5 percent compared to the prior quarter and 10.5 percent year-over-year. With the exception of Japan, results were strong across all regions and especially in North America, where overall revenue was up 12 percent from the prior quarter and 24 percent compared to the first quarter a year ago. Our business in EMEA continues to be quite strong, with a 20 percent increase in revenue from last quarter and a 15 percent increase from the first quarter of fiscal 2009.
“Because our products are strategic points of control in data centers, the initial purchase and renewal of service maintenance contracts continues to be a strong component of our business, driving deferred revenue up 15.5 percent during the quarter to $211.4 million.

“The combination of strong revenue growth and stable gross margins enabled us to add nearly 100 employees in Q1 while maintaining our non-GAAP operating margin at just under 32 percent.
“During the quarter we generated $74 million in cash from operations, and after repurchasing 309,160 shares of our outstanding common stock we ended the quarter with $647 million in cash and investments.
“While seasonal factors typically make the second quarter our most challenging quarter, customer buying patterns continue to stabilize and our near-term business outlook remains strong,” McAdam said.
For the current quarter, ending on March 31, management has set a revenue goal of $195 million to $200 million with a GAAP earnings target of $0.36 to $0.38 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.52 to $0.54 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	March 31, 2010
Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High

Net income	$28.9	$30.5
Stock-based compensation expense, net of tax	$13.2	$13.2

Non-GAAP net income excluding stock-based compensation expense	$42.1	$43.7

Net income per share —diluted	$0.36	$0.38

Non-GAAP net income per share — diluted	$0.52	$0.54

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines the management of application, server, storage, and network resources, streamlining application delivery and reducing costs. Global enterprise organizations, service and cloud providers, and Web 2.0 content providers trust F5 to keep their business moving forward. For more information, go to www.f5.com.

Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of the Equity Topic of the Accounting Standards Codification.

Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
###

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2009	2009

Assets
Current assets
Cash and cash equivalents	$147,285	$110,837
Short-term investments	222,877	206,291
Accounts receivable, net of allowances of $4,244 and $3,651	108,657	106,973
Inventories	14,819	13,819
Deferred tax assets	8,095	8,010
Other current assets	24,580	22,252

Total current assets	526,313	468,182

Restricted cash	2,728	2,729
Property and equipment, net	38,481	39,371
Long-term investments	276,767	257,294
Deferred tax assets	41,016	49,018
Goodwill	233,526	231,883
Other assets, net	20,913	20,168

Total assets	$1,139,744	$1,068,645

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$12,694	$18,891
Accrued liabilities	52,853	53,232
Deferred revenue	171,202	150,891

Total current liabilities	236,749	223,014

Other long-term liabilities	14,003	14,373
Deferred revenue, long-term	40,224	32,238

Total long-term liabilities	54,227	46,611

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 79,117 and 78,325 shares issued and outstanding	483,767	462,786
Accumulated other comprehensive loss	(2,849)	(2,337)
Retained earnings	367,850	338,571

Total shareholders’ equity	848,768	799,020

Total liabilities and shareholders’ equity	$1,139,744	$1,068,645

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended	Three months ended	Three months ended
	December 31,	September 30,	December 31,
	2009	2009	2008

Net revenues
Products	$119,218	$108,880	$107,895
Services	71,938	66,250	57,674

Total	191,156	175,130	165,569

Cost of net revenues (1)
Products	26,042	24,294	23,923
Services	13,087	12,162	12,100

Total	39,129	36,456	36,023

Gross Profit	152,027	138,674	129,546

Operating expenses (1)
Sales and marketing	65,642	58,395	59,438
Research and development	26,720	25,515	27,102
General and administrative	15,953	14,619	15,805

Total	108,315	98,529	102,345

Income from operations	43,712	40,145	27,201
Other income, net	1,705	1,682	2,879

Income before income taxes	45,417	41,827	30,080
Provision for income taxes (1)	16,138	13,477	8,657

Net Income	$29,279	$28,350	$21,423

Net income per share — basic	$0.37	$0.36	$0.27

Weighted average shares — basic	78,906	78,499	79,337

Net income per share — diluted	$0.36	$0.36	$0.27

Weighted average shares — diluted	80,333	79,613	80,003

Non-GAAP Financial Measures

Net income as reported	$29,279	$28,350	$21,423
Stock-based compensation expense, net of tax (2)	12,130	11,696	10,907

Net income excluding stock-based compensation (Non-GAAP)	$41,409	$40,046	$32,330

Net income per share excluding stock-based compensation (Non-GAAP) — diluted	$0.52	$0.50	$0.40

Weighted average shares — diluted	80,333	79,613	80,003

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,599	$1,472	$1,219
Sales and marketing	6,717	6,125	5,967
Research and development	4,869	4,468	4,286
General and administrative	3,879	3,272	3,441
Tax effect of stock based compensation	(4,934)	(3,641)	(4,006)

	$12,130	$11,696	$10,907

(2)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of the Equity Topic of the Accounting Standards Codification.

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,
	2009	2008

Operating activities
Net income	$29,279	$21,423
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on disposition of assets and investments	1	(2)
Stock-based compensation	17,064	14,913
Provisions for doubtful accounts and sales returns	949	2,976
Depreciation and amortization	5,994	6,476
Deferred income taxes	6,533	1,903
Loss on auction rate securities put option	519	—
Gain on trading auction rate securities	(519)	—
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(2,633)	(6,391)
Inventories	(1,000)	(5,414)
Other current assets	(1,323)	(2,810)
Other assets	(2,298)	(154)
Accounts payable and accrued liabilities	(6,871)	14,058
Deferred revenue	28,297	10,940

Net cash provided by operating activities	73,992	57,918

Investing activities
Purchases of investments	(119,672)	(83,199)
Maturities of investments	82,323	90,256
Investment of restricted cash	(1)	26
Purchases of property and equipment	(3,648)	(3,888)

Net cash (used in) provided by investing activities	(40,998)	3,195

Financing activities
Tax benefit (loss) from nonqualified stock options	4,685	(2,300)
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	13,727	5,440
Repurchase of common stock	(15,000)	(20,000)

Net cash provided by (used in) financing activities	3,412	(16,860)

Net increase in cash and cash equivalents	36,406	44,253
Effect of exchange rate changes on cash and cash equivalents	42	(249)
Cash and cash equivalents, beginning of period	110,837	78,303

Cash and cash equivalents, end of period	$147,285	$122,307